              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of U.S. Office Products Company and to the use of our report therein dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended
December 31, 1995 and 1994 (not presented separately in the Registration Statement).


                                          /s/Ernst & Young LLP

Milwaukee, Wisconsin                       ERNST & YOUNG LLP
January 7, 1997